                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC

                             A MARYLAND CORPORATION

                                TABLE OF CONTENTS

                                      -i-

   Section 2.     Organizational Meetings .................................... 7

   Section 3.     Regular Meetings ........................................... 7

   Section 4.     Special Meetings ........................................... 7

   Section 5.     Notice of Meetings ......................................... 7

   Section 6.     Quorum and Action at Meetings; Adjournment;

ARTICLE VIII      INDEMNIFICATION OF DIRECTORS, OFFICERS,
                  EMPLOYEES AND AGENTS ...................................... 11

                                      -ii-

   Section 1.     Definitions ............................................... 11

   Section 2.     Permitted Indemnification of Director ..................... 12

   Section 3.     No Indemnification of Director Liable for
                  Improper Personal Benefit ................................. 13

   Section 4.     Required Indemnification Against Expenses
                  Incurred in Successful Defense ............................ 13

   Section 5.     Determination that Indemnification is Proper............... 14

   Section 6.     Payment of Expenses in Advance of Final
                  Disposition of Action ..................................... 14

   Section 7.     Reimbursement of Director’s Expenses Incurred

                                     -iii-

   Section 5.     Fiscal Year ............................................... 20

   Section 6.     Seal ...................................................... 20

   Section 7.     Stock Ledger .............................................. 20

ARTICLE XI        AMENDMENTS ................................................ 20

   Section 1.     Board of Directors Amendments ............................. 20

   Section 2.     Stockholder Amendments .................................... 20

                                      -iv-

                                    ARTICLE I

                                     OFFICES

          Section 1.     Principal Office.  The principal office shall be in the
City of Baltimore, State of Maryland.

          Section 2.     Other Offices.  The  Corporation  may also have offices
at such other  places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the  Corporation may require.

          Section 3.     Change in Location or Number of Offices.  The Board  of
Directors  may change any office from one location to another or  eliminate  any office or offices  provided that its principal office is always within the State of Maryland.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          Section 1.     Place of Meetings.  Meetings  of the stockholders shall
be held at any place within the United  States  designated  from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

          Section 2.     Annual Meetings.  An    annual     meeting     of   the
stockholders  shall be held no later than the fourth month  following the end of the  fiscal  year of the  Corporation  at a date and  time  set by the  Board of
Directors,  at which the  stockholders  shall elect a Board of Directors and may transact any business within the powers of the Corporation.  Any business of the
Corporation  may be transacted  at the annual  meeting  without being  specially designated in the notice,  except such business as is  specifically  required by statute  to  be  stated  in  the  notice.  Notwithstanding  the  foregoing,  the
Corporation  is not required to hold an annual  meeting in any year in which the election of  directors  is not  required  to be acted upon under the  Investment
Company Act of 1940.

          Section 3.     Special Meetings.

          (a)  Special meetings of the stockholders may be called by  the  Board of Directors,  or by the  President,  a Vice  President,  the  Secretary,  or an
Assistant Secretary.

          (b)  Special meetings of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than twenty-five  percent (25%) of all the votes  entitled to be cast at such meeting provided  all of the  requirements  of this  section  have been  satisfied.  All requests  shall state the  purpose or  purposes of such  meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the  reasonably  estimated cost of preparing and mailing a notice of the special meeting to all stockholders entitled to receive such notice, and upon payment to the Corporation of such costs the Secretary shall give notice of such meeting to all stockholders entitled to notice.

          (c) No  business  may be  transacted  at a special meeting  unless the nature thereof was stated in the notice of such meeting.

          (d) The  Secretary need not call a special meeting upon the request of stockholders  entitled to cast less than a majority of all votes  entitled to be cast at such meeting,  if the purpose of the special  meeting is to consider any matter which is  substantially  the same as a matter which was voted upon at any special meeting of the stockholders held during the preceding twelve months.

          Section 4.     Notice of Meetings.

          (a)  Whenever any meeting of the stockholders is to be held, a written or printed  notice of such meeting  shall be given in the manner  prescribed  in
Article  VI, not less than ten (10) nor more than  ninety  (90) days  before the date thereof, to each stockholder  entitled to vote at such meeting, and to each stockholder  not entitled to vote who is entitled by statute to notice  thereof.
The notice shall state the place,  date and hour of the meeting and, in the case of a special  meeting or where required by statute,  the purpose or purposes for which the meeting is called.

          (b)  Notice need not be given of an adjourned  meeting if the time and place  thereof are announced at the meeting at which the  adjournment  is taken, except  that if the  adjournment  is for more  than  120  days or if  after  the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned  meeting shall be given in the manner set forth in Subsection 4(a)
above to each stockholder of record entitled to vote at that meeting.

          Section 5.     Quorum.  At any  meeting  of stockholders the presence,
in person or by proxy, of stockholders  entitled to cast a majority of the votes thereat shall constitute a quorum.

          Section 6.     Adjournment.  If a quorum is not present or represented
at any meeting of the stockholders,  the stockholders  entitled to vote thereat, present in person or represented  by proxy,  shall have the power to adjourn the meeting  from  time to time for up to 120 days  from the date of the  originally noticed meeting,  without notice other than announcement at the meeting,  or for more than 120 days from the date of the originally noticed meeting,  with notice as provided in Section 4 above,  until a quorum shall be present or represented.
At any such adjourned  meeting at which a quorum is present or represented,  any business  may be  transacted  which might have been  transacted  at the original meeting.

          Section 7.     Voting Rights.

          (a)  A majority of the votes cast at a meeting  of  stockholders, duly called  and at  which a  quorum  is  present,  shall  be  sufficient  to take or authorize  action upon any matter  which may  properly  come before the meeting, unless more than a majority of the votes cast is required by statute.

          (b)  Each outstanding share  of stock having  voting  power  shall  be entitled  to one  vote on  each  matter  submitted  to a vote  at a  meeting  of stockholders.

          Section 8.     Proxies.  A stockholder  may vote the shares  owned  of
record  by  him  either  in  person  or by  proxy  executed  in  writing  by the stockholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after six months from its date.

          Section 9.     Conduct of Business.   Such  person  as  the  Board  of
Directors may have designated or, in the absence of such a person, the president of the  corporation  or his appointee or, in his or her absence,  such person as may be chosen by the  holders of a majority  of the shares  entitled to vote who are  present,  in person or by proxy,  shall  call to order any  meeting  of the stockholders and act as chairman of the meeting. In the absence of the secretary of the  Corporation,  the  secretary of the meeting  shall be such person as the chairman  appoints.  The  chairman  of any  meeting  of the  stockholders  shall determine the order of business and the procedure at the meeting, including such regulation  of the manner of voting and the conduct of discussion as seem to him or her in order,  including the appointment of inspectors and the  determination of all  questions  relating to the  qualifications  of voters,  the  validity of proxies, and the acceptance or rejection of votes.

          At  an  annual  or  special  meeting  of  the  stockholders, only such business  shall be  conducted  as shall have been  properly  brought  before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of the  meeting  (or any  supplement  thereto)  given by or at the direction of the Board of Directors,  (b) properly brought before the meeting by or at the direction of the Board of Directors,  (c) properly  brought  before an annual meeting by a stockholder, or (d) if, and only if, the notice of a special meeting  provides for business to be brought before the meeting by stockholders, properly  brought  before  the  meeting by a  stockholder.  For  business  to be properly  brought before a meeting by a stockholder,  the stockholder  must have given timely notice thereof in writing to the secretary of the  Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal  executive  offices of the  Corporation  not less than ninety (90)
days prior to the meeting;  provided,  however, that in the event that less than one hundred  (100) days’  notice or prior public  disclosure  of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so  received  not  later  than  the  close of  business  on the 10th day following  the day on which such notice of the date of the meeting was mailed or such public  disclosure was made. A stockholder’s  notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting
(a) a brief description of the business desired to be brought before the meeting and the reasons for  conducting  such business at the meeting,  (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business,  (c) the class and number of shares of the Corporation  which are beneficially  owned by the  stockholder,  and (d) any  material  interest of the stockholder  in such business.  Notwithstanding  anything in these Bylaws to the contrary,  no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 9. The chairman of a meeting shall,  if the facts  warrant,  determine  and declare to the meeting that business was not properly  brought  before the meeting in accordance  with the provisions of this
Section 9, and if he should so determine, he shall so declare to the meeting and any  such  business  not  properly  brought  before  the  meeting  shall  not be transacted.

          Section 10.    Action Without a Meeting.  Any    action   required  or
permitted  to be taken at any  meeting of  stockholders  may be taken  without a meeting,  if a consent in writing,  setting forth such action,  is signed by all the  stockholders  entitled to vote on the subject  matter  thereof,  and if any other  stockholders  entitled to receive notice of a meeting of stockholders but not to vote  thereat  have waived in writing  any rights  which they may have to dissent from such action, and such consent and waiver are filed with the records of stockholders meetings.

                                   ARTICLE III

                                    DIRECTORS

          Section 1.     Function of the Board.

          (a) The  business and affairs of the  Corporation  shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except  such  as  are  by  law  or by  the  Articles  of  Incorporation  of  the
Corporation,  as the same may from time to time be  amended  (the  “Articles  of
Incorporation”) or by these Bylaws, as the same may from time to time be amended
(the “Bylaws”) conferred upon or reserved to the stockholders.

          (b) The Board of Directors  shall be  responsible  for seeing that the
Corporation abides by the provisions of the Investment Company Act of 1940,

as  amended,  all  regulations  promulgated  thereunder  and  such  registration statements,  including prospectuses (the “Registration Statements”), as may from time to time be in effect thereunder.

          (c)  The Board of Directors shall not change the  investment  policies or restrictions of the Corporation, as reflected in the Registration Statements, except in extraordinary circumstances,  without first notifying the stockholders of the planned  change at least  thirty  (30) days prior to such  change  taking effect; provided, however, that those investment policies or restrictions of the
Corporation which,  pursuant to applicable  statute,  rule or regulation,  or as reflected in the Registration Statements, may not be changed without shareholder approval, shall not be changed by the Board of Directors without first obtaining authorization  by the vote of a majority of the  Corporation’s  outstanding shares.

          Section 2.     Number of Directors.

          (a)  The number of directors of the Corporation shall be five. By vote of a majority of the entire Board of Directors, the number of directors fixed by the Articles of  Incorporation  or by these Bylaws may be increased or decreased from time to time but in no event shall the number of  directors be greater than nine or fewer  than  three.  The  tenure of office  of a  director  shall not be affected  by any  reduction  in the  number  of  directors  made by the Board of
Directors.

          (b)  Until   the  first  annual  meeting  of  stockholders  or   until
successors  shall be duly elected and  qualified,  the Board of Directors  shall consist of the persons named as such in the Articles of Incorporation.

          Section 3.     Election of Directors.  At  each  annual   meeting   of
stockholders,  the  stockholders  shall elect directors to hold office until the next  annual  meeting  or  until  their  successors  shall be duly  elected  and qualified.

          Section 4.     Vacancies.

          (a)  Any vacancy  occurring in  the Board of  Directors  for any cause other than by reason of an  increase  in the number of  directors  may be filled within 30 days after such vacancy by a majority of the remaining  members of the
Board of  Directors,  although  such  majority is less than a quorum;  provided, however,  that,  immediately after filling any such vacancy, at least two-thirds
(2/3) of the  directors  then  holding  office  shall have been  elected to such office by the shareholders of the Corporation  entitled to vote at any annual or special  meeting of the  shareholders;  otherwise  such vacancy  shall be filled within 60 days after such  vacancy by vote of the  shareholders  at their annual meeting  if within  such 60 day period or at a special  meeting  called for such purpose.

          The selection and nomination of Independent  Directors  are  hereafter committed to the  discretion  of the  Independent  Directors,  acting  through a majority.

          (b)  Any vacancy  occurring by reason of an increase of the number  of directors  may be  filled  by  action  of a  majority  of the  entire  Board  of
Directors.

          (c)  A director  elected by the Board of Directors to  fill a  vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor shall be duly elected and qualified.

          Section 5.     Removal of  Directors.  At any duly  called  meeting of
the  stockholders at which a quorum is present and which has been called for the purpose  of  removing  one or  more  directors,  the  stockholders  may,  by the affirmative  vote of the holders of a majority of the votes  entitled to be cast thereon,  remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

          Section 6.     Compensation  of  Directors.  Directors  shall  receive
such  compensation  for  their  services,  plus  such  reimbursement  for  their out-of-pocket  expenses,  if any,  for  attendance  at each  regular  or special meeting of the Board of Directors,  or of any committee  thereof,  as shall from time to time be  determined  by the  Board  of  Directors,  but  nothing  herein contained  shall  be  construed  to  preclude  any  director  from  serving  the
Corporation in any other capacity and receiving compensation therefor.

          Section 7.     Nominations by Stockholders.  Any  stockholder entitled
to vote in the election of directors  generally may nominate one or more persons for  election  as  director  at  a  meeting  only  if  written  notice  of  such stockholder’s  intent to make such  nomination  or  nominations  has been given, either by personal  delivery or by United States mail,  postage prepaid,  to the secretary of the  Corporation  not later than (i) with respect to an election to be held at an  annual  meeting  of  stockholders,  120 days in  advance  of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day  following  the date on  which  notice  of such  meeting  is first  given to stockholders.  Each such notice shall set forth: (a) the name and address of the stockholder  who intends to make the  nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation  entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;  (c) a description of all arrangements or understandings  between the  stockholder  and each nominee and any other person or persons  (naming such person or persons)  pursuant to which the  nomination or  nominations  are to be made by the  stockholder;  (d) such other  information  regarding  each  nominee proposed  by such  stockholder  as would be  required  to be included in a proxy statement  filed  pursuant to the proxy  rules of the  Securities  and  Exchange
Commission,  had the nominee been nominated, or intended to be nominated, by the board of  directors;  and (e) the consent of each nominee to serve as a director of the  Corporation  if so  elected.  The  chairman of the meeting may refuse to acknowledge  the  nomination  of any  person  not  made in  compliance  with the foregoing procedures, which nomination shall be void.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

          Section 1.     Place of Meeting.  Meetings of the  Board of Directors,
whether  regular or special,  may be held at any place in or out of the State of
Maryland as the directors may from time to time determine.

          Section 2.     Organizational Meetings.  The  first  meeting  of  each
newly-elected Board of Directors shall be held immediately  following the annual meeting of the stockholders. Notice of such meeting is not required.

          Section 3.     Regular  Meetings.  Regular  meetings  of  the Board of
Directors  may be held at such  time and  place as  shall  from  time to time be determined by the Board of Directors.

          Section 4.     Special  Meetings.  Special  meetings  of  the Board of
Directors  may be called at any time by the Board of Directors or the  executive committee,  if there is one, by vote at a meeting,  or by the  President or by a majority  of the  directors  or a  majority  of  the  members  of the  executive committee in writing with or without a meeting.  Special meetings may be held at such place or places within or without  Maryland as may be designated  from time to time by the Board of  Directors;  in the  absence  of such  designation  such meetings shall be held at such places as may be designated in the call thereof.

          Section 5.     Notice of Meetings.  Notice of the  place  and  time of
every  meeting of the Board of  Directors  other than the annual  organizational meeting shall be given to each director in the manner specified in Article II at least four days prior to the date of the meeting.

          Section 6.     Quorum and Action at Meetings; Adjournment;
Telephone Participation.

          (a)  At all  meetings  of the board a  majority of the entire Board of
Directors  shall  constitute  a quorum for the  transaction  of business and the action of a majority of the  directors  present at any meeting at which a quorum is present shall be the action of the Board of Directors  unless the concurrence of a greater proportion is required for such action by statute,  the Articles of
Incorporation or these Bylaws.

          (b)  If a quorum shall not be present at any meeting of directors, the directors  present  thereat may by a majority vote adjourn the meeting from time to time,  without notice other than announcement at the meeting,  until a quorum shall be present.

          (c)  Members of the Board of Directors may  participate  in a  meeting through the use of  conference  telephone or similar  communications  devices as long as all  members  participating  in  such  meeting  can  hear  one  another;
provided, however, that any action which is required by applicable statute, rule or  regulation  to be taken by the  directors in person at a meeting  called for such purpose must, if taken, be done in such manner.

          Section 7.     Action  Without a  Meeting.  Any  action  required   or
permitted  to be taken  at any  meeting  of the  Board  of  Directors  or of any committee  thereof may be taken without a meeting,  if a written consent to such action is signed by all members of the Board of Directors or of such  committee, as the case may be,  and such  written  consent  is filed  with the  minutes  of proceedings of the Board of Directors of the committee.

                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

          Section 1.     Designation  and Power of  Committees.   The  Board  of
Directors may, by resolution  adopted by a majority of the authorized  number of directors,  appoint  from among its  members an  executive  committee  and other committees,  each  composed of two or more  directors,  and may delegate to such committees  any of the  powers of the  Board of  Directors  except  the power to declare  dividends or distributions  on stock,  authorize the issuance of stock, recommend to the  stockholders any action which requires  stockholder  approval, amend the bylaws, or approve any merger or share exchange which does not require stockholder approval.

          Section 2.     Committee  Minutes.   The committees shall keep minutes
of their  proceedings and shall report the same to the Board of Directors at the board meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

                                   ARTICLE VI

                                     NOTICES

          Section 1.     Manner of Giving Notice.   Notices  to   directors  and
stockholders shall be in writing and delivered personally, left at the residence or usual place of business of the  directors or  stockholders,  or mailed to the directors or  stockholders at their addresses as they appear on the books of the
Corporation. Notice to directors may also be given by telegram, telex or similar means of  transmission.  Notice by mail  shall be deemed to be given at the time when the same shall be deposited in the United States mail,  properly addressed, with postage thereon paid.

          Section 2.     Waiver of Notice.   Whenever  any  notice  of the time,
place or purpose of any meeting of  stockholders  or directors is required to be given  under  the  provisions  of the  statute  or under the  provisions  of the
Articles of Incorporation  or these Bylaws, a waiver thereof in writing,  signed by the person or persons  entitled  to such notice and filed with the records of the meeting,  whether before or after the holding thereof,  or actual attendance at the  meeting  of  stockholders  in person or by proxy,  or at the  meeting of directors or committee in person or through the use of  conference  telephone or similar communications devices, shall be deemed equivalent to the giving of such notice to such persons.

                                   ARTICLE VII

                                    OFFICERS

          Section 1.     Officers.  The  officers  of the  Corporation  shall be
chosen by the Board of  Directors  and shall be a President,  a Secretary  and a
Treasurer.  The Board of Directors may also choose one or more  vice-presidents, and one or more  assistant  secretaries  and assistant  treasurers.  Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify  any  instrument  in more than one  capacity,  if such  instrument  is required by law, the Articles of  Incorporation  or these Bylaws to be executed, acknowledged or verified by two or more officers.

          Section 2.     Election of Officers.  The  Board  of  Directors at its
organizational  meeting  following  each annual  meeting of  stockholders  shall choose a President,  a Secretary and a Treasurer,  none of whom need be a member of the Board of Directors.

          Section 3.     Subordinate  Officers.   The  Board  of  Directors  may
appoint  such other  officers and agents as it shall deem  necessary,  who shall hold their  offices  for such terms and shall  exercise  such powers and perform such duties as shall be determined from time to time by the Board of  Directors.

          Section 4.     Removal of Officers.  The  officers of the  Corporation
shall  serve  for one  year or  until  their  successors  are  duly  chosen  and qualified.  Any  officer  or agent  may be  removed  by the  Board of  Directors whenever, in its judgment,  the best interests of the Corporation will be served thereby,  but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

          Section 5.     Vacancies.  If the office of any officer becomes vacant
for any reason, the vacancy shall be filled by the Board of Directors.

          Section 6.     Compensation of Officers.  Officers and agents  of  the
Corporation  shall  receive  such  compensation  for their  services,  plus such reimbursement for their  out-of-pocket  expenses,  as shall from time to time be determined by the Board of Directors.

          Section 7.     The President.

          (a)  The  President  shall act as the chief  executive  officer of the
Corporation,  shall  preside at all  meetings  of the  stockholders  and, in the absence of the chairman of the Board of  Directors,  or if there is none, at all meetings of the Board of Directors,  shall have general and active management of the business of the  Corporation,  and shall see that all orders and resolutions of the Board of Directors are carried into effect.

          (b)  He shall execute in the  corporate  name  all  authorized  deeds, mortgages,  bonds,  contracts or other  instruments  requiring a seal, under the seal of the  Corporation,  except in cases in which  the  signing  or  execution thereof  shall be  expressly  delegated  by the Board of Directors to some other officer or agent of the Corporation.

          Section 8.     Vice-Presidents.  The  vice-presidents,  if  there  are
any, in the order  determined by the Board of Directors shall, in the absence or disability of the  President,  perform the duties and exercise the powers of the
President, and shall perform such other duties and have such other powers as the
Board of Directors may from time to time prescribe.

          Section 9.     Secretary.

          (a)  The Secretary shall attend all meetings of the Board of Directors and all  meetings  of the  stockholders  and record all the  proceedings  of the meetings of the  Corporation  and of the Board of Directors in a book to be kept for that purpose and shall  perform like duties for any  committees of the Board of Directors when required.

          (b)  The Secretary shall give, or cause  to  be  given,  notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall  perform such other duties as may be  prescribed by the Board of Directors or President, under whose supervision he shall be.

          (c)  The  Secretary  shall  keep  in  safe  custody  the  seal  of the
Corporation  and, when  authorized by the Board of Directors,  affix the same to any  instrument  requiring it and, when so affixed,  it shall be attested by his signature or by the signature of an assistant secretary.

                                       10

          Section 10.    Assistant  Secretaries.  The assistant secretaries,  if
any, in the order determined by the Board of Directors, shall, in the absence or disability of the  Secretary,  perform the duties and exercise the powers of the
Secretary  and shall perform such other duties and have such other powers as the
Board of Directors may from time to time prescribe.

          Section 11.    Treasurer.

          (a)  The Treasurer shall have the custody of the corporate  funds  and
securities   and  shall  keep  full  and  accurate   accounts  of  receipts  and
disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable  effects in the name and to the credit of the  Corporation in such depositories as may be designated by the Board of Directors.

          (b)  The Treasurer shall disburse the funds of the Corporation as  may be  ordered  by  the  Board  of  Directors,  taking  proper  vouchers  for  such disbursements,  and shall render to the  President and the Board of Directors at its regular meetings,  or when the Board of Directors so requires, an account of all  transactions  made  as  Treasurer  and of the  financial  condition  of the
Corporation.

          (c)  If required by the Board of  Directors, the  Treasurer shall give the  Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the directors for the faithful  performance of the duties of his office  and for  the  restoration  to the  Corporation,  in  case of his  death, resignation,  retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 12.    Assistant Treasurers.  The  assistant  treasurers,   if
any, in the order determined by the Board of Directors, shall, in the absence or disability of the  Treasurer,  perform the duties and exercise the powers of the
Treasurer  and shall perform such other duties and have such other powers as the
Board of Directors may from time to time prescribe.

                                  ARTICLE VIII

                          INDEMNIFICATION OF DIRECTORS,

                         OFFICERS, EMPLOYEES AND AGENTS

          Section 1.     Definitions.  In this Article, the following words have
the meanings indicated.

                                       11

          (a)  “Director”  means  any  person  who is or was a  director  of the
Corporation and any person who, while a director of the  Corporation,  is or was serving at the  request of the  Corporation  as a  director,  officer,  partner, trustee,  employee,  or  agent  of  another  foreign  or  domestic  corporation, partnership,  joint venture, trust, other enterprise,  or employee benefit plan, and such person’s heirs, executors, administrators and personal representatives.

          (b) “Corporation”  includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

          (c) “Expenses” include attorney’s fees, judgments, fines, excise taxes or  penalties,  amounts paid or to be paid in  settlement,  amounts  expended in seeking  indemnification  granted under  applicable  law,  this Article,  or any agreement with the Corporation, and any other expense, liability or loss.

          (d) “Official capacity” means the following:

               (1)  When used with respect to a director, the office of director in the Corporation; and

               (2)  When used with respect to a person other than a director  as contemplated in Section 9, the elective or appointive  office in the Corporation held by the officer, or the employment or agency relationship  undertaken by the employee or agent in behalf of the Corporation.

               (3) “Official  capacity”  does not include  service for any other foreign or domestic corporation or any partnership,  joint venture, trust, other enterprise, or employee benefit plan.

          (e) “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (f) “Proceeding,”  means any threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

          Section 2.     Permitted Indemnification of Director.

          (a)  The Corporation may  indemnify  any director  made a party to any proceeding by reason of service in that capacity unless it is established that:

               (1)  The act or omission of the  director  was  committed  in bad faith or with willful misfeasance, gross negligence or reckless disregard; and

                                       12

               (2)  In the case of any criminal proceeding, the director  had no reasonable cause to believe that the act or omission was unlawful.

          (b)  (1)  Indemnification may be against judgments, penalties,  fines, settlements,  and  reasonable  expenses  actually  incurred  by the  director in connection with the proceeding.

               (2)  However, if the proceeding was one by or in the right of the
Corporation,  indemnification  may not be made in respect of any  proceeding  in which the director shall have been adjudged to be liable to the Corporation.

          (c)  (1)  The termination of any  proceeding  by  judgment,  order, or settlement  does not create a  presumption  that the  director  did not meet the requisite standard of conduct set forth in this subsection.

               (2)  The termination of any  proceeding by conviction,  or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to  judgment,  creates a rebuttable  presumption  that the director did not meet that standard of conduct.

          Section 3.     No  Indemnification  of Director  Liable for Improper
Personal Benefit.  A director may not  be  indemnified  under  Section 2 of this
Article in respect of any proceeding  charging  improper personal benefit to the
director,   whether   or  not  involving  action  in  the   director’s  official
capacity,  in which the  director  was  adjudged  to be liable on the basis that personal benefit was improperly received.

          Section 4.     Required  Indemnification  Against Expenses Incurred in
Successful  Defense.  Unless limited by the Articles of Incorporation:

          (a)  A director who has been  successful, on the merits or  otherwise, in the defense of any proceeding  referred to in Section 2 of this Article shall
be  indemnified   against  reasonable  expenses  incurred  by  the  director  in connection with the proceeding.

          (b)  A court  of  appropriate  jurisdiction,  upon  application  of  a director and such notice as the court shall require,  may order  indemnification in the following circumstances:

               (1)  If it determines a  director  is  entitled to  reimbursement under paragraph (a) of this section, the court shall order  indemnification,  in which case the  director  shall be entitled to recover the  expenses of securing such reimbursement; or

               (2)  If it determines that the director is fairly and  reasonably entitled to indemnification in view of all the relevant  circumstances,  whether or not the director  has met the  standards of conduct set forth in Section 2 of this Article or has been adjudged  liable under the  circumstances  described in
Section 3 of this Article, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the  Corporation or in which  liability shall have been adjudged in the circumstances described in Section 3 shall be limited to expenses.

                                       13

          (c)  A court of appropriate  jurisdiction  may  be  the  same court in which the proceeding involving the director’s liability took place.

          Section 5.     Determination that Indemnification is Proper.

          (a)  Indemnification  under Section 2 of  this Article may not be made by  the  Corporation  unless  authorized  for  a  specific  proceeding  after  a determination has been made that  indemnification of the director is permissible in the  circumstances  because the  director has met the standard of conduct set forth in Section 2 of this Article.

          (b)  Such determination shall be made by:

               (1) The vote of a  majority  of a  quorum  of  directors  who are neither  “interested  persons” of the  Corporation  as defined in the Investment
Company Act of 1940 nor parties to the proceeding; or

               (2) An independent legal counsel in a written opinion, such legal counsel to be selected by the vote of a majority  of a quorum of  directors  who are neither “interested persons” of the Corporation as defined in the Investment
Company Act of 1940 nor parties to the proceeding.

          (c)  Authorization   of   indemnification   and  determination  as  to
reasonableness of expenses shall be made in the same manner as the determination
that  indemnification  is  permissible.   However,  if  the  determination  that
indemnification   is  permissible   is  made  by   independent   legal  counsel,
authorization  of  indemnification  and  determination as to  reasonableness  of expenses shall be made in the manner  specified in subparagraph (2) of paragraph
(b) of this section for selection of such counsel.

          (d)  Shares held by directors  who  are parties  to the proceeding may not be voted on the subject matter under this section.

          Section 6.     Payment of Expenses in Advance of Final Disposition of
Action.

                                       14

          (a)  Reasonable  attorney’s  fees  or  other  expenses  incurred  by a director  who is a  party  to a  proceeding  may be paid  or  reimbursed  by the
Corporation in advance of the final  disposition of the proceeding  upon receipt by the Corporation of:

               (1)  A written  affirmation  by  the  director of the  director’s good faith belief that the standard of conduct necessary for  indemnification by the Corporation as authorized in this Article has been met; and

               (2)  A written  undertaking  by or on behalf  of the  director to repay the amount if it shall  ultimately  be  determined  that the  standard  of conduct has not been met; and

               (3)  One of the following conditions to the advance is satisfied:

                    (A)   The indemnitee provides  security  for his undertaking
to repay the advance; or

                    (B)   The  Corporation  shall  be  insured   against  losses
arising by reason of any unlawful advances; or

               (4)  A  majority  of  a  quorum  of  directors  who  are  neither
“interested persons” of the Corporation as defined in the Investment Company Act of 1940 nor parties to the proceeding shall determine,  or an independent  legal counsel  in a written  opinion  shall  determine,  based on a review of  readily available facts, that there is reason to believe that the indemnitee  ultimately will be found entitled to indemnification.

          (b)  Determination and authorizations  of payments  under this section shall be in the manner specified in Section 5 of this Article.

          Section 7.     Reimbursement of Director’s Expenses Incurred  While
Appearing as Witness.

          This   Article  does  not  limit  the  Corporation’s  power  to pay or reimburse  expenses incurred by a director in connection with an appearance as a witness in a  proceeding  at a time when the  director has not been made a named defendant or respondent in the proceeding.

          Section 8.     Director’s Service to Employee Benefit Plan.

          For purposes of this Article:

          (a) The  Corporation  shall be deemed to have  requested a director to serve an employee benefit plan where the performance of the director’s duties to the Corporation also imposes duties on, or otherwise  involves  services by, the director to the plan or participants or beneficiaries of the plan;

                                       15

          (b)  Excise taxes  assessed on a director with respect  to an employee benefit plan pursuant to applicable law shall be deemed fines; and

          (c)  Action  taken or  omitted  by the  director  with  respect  to an employee benefit plan in the performance of the director’s  duties for a purpose reasonably  believed by the director to be in the  interest of the  participants and  beneficiaries  of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

          Section 9.     Officer, Employee or Agent.

          (a)  An officer of the Corporation  shall be indemnified as and to the extent  provided  in  Section  4 of this  Article  for a  director  and shall be entitled, to the same extent as a director, to seek indemnification  pursuant to the provisions of Section 4;

          (b)  The Corporation may indemnify and advance expenses to an officer, employee,  or agent of the  Corporation to the same extent that it may indemnify directors under this Article; and

          (c)  The Corporation, in addition, may indemnify and advance  expenses to an officer,  employee, or agent who is not a director to such further extent, consistent with law, as may be provided by the Articles of Incorporation,  these
Bylaws, general or specific action of the board of directors, or contract.

          Section 10.    Insurance or Similar Protection.

          (a) The Corporation  may purchase and maintain  insurance on behalf of any  person  who  is or was a  director,  officer,  employee,  or  agent  of the
Corporation,  or who,  while a  director,  officer,  employee,  or  agent of the
Corporation,  is or was serving at the request of the Corporation as a director, officer,  partner,  trustee,  employee,  or agent of another foreign or domestic corporation,  partnership,  joint venture, trust, other enterprise,  or employee benefit plan against any liability  asserted against and incurred by such person in any such capacity or arising out of such person’s acts or omissions involving willful misfeasance,  bad faith, gross negligence,  or reckless disregard of his obligations or duties to the Corporation; provided, however, that such insurance provides  merely for payment to the  Corporation  of any damages  caused by such person and for  subrogation  of the insurer to the rights of the  Corporation to recover from such person.

          (b)  The Corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this Article.

          (c)  The  insurance  or  similar  protection  may  be  provided  by  a subsidiary or an affiliate of the Corporation.

                                       16

          Section 11.    Report of Indemnification to Stockholders.

          Any  indemnification  of, or  advance  of  expenses  to, a director in accordance with this Article,  if arising out of a proceeding by or in the right of the Corporation,  shall be reported in writing to the  stockholders  with the notice of the next stockholders’ meeting, or prior to the meeting.

          Section 12.    Validity of Indemnification Provisions.

          (a)  The indemnification  and  advancement  of  expenses  provided  or authorized by this Article

               (1)  is  granted to the fullest extent authorized by Maryland law, as the  same  exists  or may  hereafter  be  amended  (but,  in the case of such amendment,  only to the extent that such  amendment  permits the  Corporation to provide broader  indemnification  rights than said law permitted the Corporation to provide prior to such amendment);

               (2)  may  not  be  deemed  exclusive  of  any  other  rights,  by indemnification  or  otherwise,  to which a director  may be entitled  under the
Articles of Incorporation, as amended, or these Bylaws, as amended, a resolution of stockholders or directors, an agreement,  insurance, or otherwise, both as to action  in an  official  capacity  and as to action in  another  capacity  while holding such office; and

               (3)  provided,   however,  that  this  subsection  (a)  shall  be
interpreted  in such a manner as to comply with Section 17(h) of the  Investment
Company Act of 1940, as amended.

          (b)  Any amendment,  repeal or  modification  of any provision of this
Article  shall not  adversely  affect  any  right or  protection  of a  director existing at the time of such amendment, repeal or modification.

                                   ARTICLE IX

                              CERTIFICATES OF STOCK

          Section 1.     Certificates of Stock.

          (a) The  Corporation  shall  upon  request  of a  stockholder  issue a certificate  or  certificates  which shall  represent and certify the number and kind and class of  shares  owned by the  stockholder  in the  Corporation.  Each
certificate   shall  be  signed  by  the  President  or  a  Vice-President   and
countersigned by the Secretary or an assistant  secretary or the Treasurer or an assistant  treasurer and may be sealed with the corporate  seal.  The signatures may be  either  manual  or  facsimile  signatures  and the  seal  may be  either facsimile  or any other  form of seal.  In case any  officer  who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued,  the certificate may  nevertheless be issued by the Corporation with the same effect as if the  officer had not ceased to be such  officer as of the date of its issue.

                                       17

          (b)  Each stock  certificate shall include on its face the name of the
Corporation,  the name of the  stockholder  or other person to whom it is issued and the class of stock and number of shares represented by the certificate,  and such  legends or language as shall from time to time be required by statute,  by the Articles of Incorporation, by these Bylaws or by the Board of Directors.

          Section 2.     Lost  Certificates.  The Board of Directors may  direct
a new  certificate  to be issued  in place of any  certificate  or  certificates theretofore  issued by the  Corporation  alleged  to have been  stolen,  lost or destroyed  upon the making of an affidavit  of that fact by the person  claiming the certificate to be stolen, lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof,  require the owner of such
stolen,   lost  or  destroyed   certificate  or   certificates,   or  his  legal
representative,  to advertise the same in such manner as it shall require and to
give  the  Corporation  a  bond,  with  sufficient   surety,  to  indemnify  the
Corporation  against any loss or claim which may arise by reason of the issuance of a new certificate.

          Section 3.     Transfers  of Stock.  Upon surrender to the Corporation
or the  transfer  agent of the  Corporation  of a  certificate  for shares  duly endorsed  or  accompanied  by  proper  evidence  of  succession,  assignment  or authority to transfer,  the  Corporation  shall upon request by the  stockholder issue  a new  certificate  to  the  person  entitled  thereto,  cancel  the  old certificate and record the transaction upon its books. Shares of the Corporation as to  which  no  certificate  has  been  issued  may be  transferred  upon  the presentation  by the  stockholder  to the  transfer  agent  of  evidence  of the transfer satisfactory to the transfer agent.

          Section 4.     Record  Date.  The Board  of  Directors  may   fix,  in
advance,  a date as the record date for the purpose of determining  stockholders entitled  to  notice  of,  or to  vote  at,  any  meeting  of  stockholders,  or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety days, and in case of a meeting of stockholders  not less than ten days, prior to the date on which the particular  action  requiring such  determination  of  stockholders is to be taken.

          Section 5.     Close of Transfer Books.  In lieu of  fixing  a  record
date,  the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining  stockholders  entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

                                       18

          Section 6.     Registered  Stockholders.  The   Corporation  shall  be
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and  assessments a person  registered on its books as the owner of shares,  and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other notice thereof,  except as otherwise provided by the laws of Maryland.

          Section 7.     Redemption.  Stockholders   shall  have  the  right  to
demand  redemption of their shares of the Corporation with an aggregate value of
$500 or greater,  subject to  compliance  with such  reasonable  procedures  for redemption,  including the presentation of certificates for such shares,  if any shall have been  issued,  and the payment of a redemption  charge,  if any shall have been  imposed,  as shall from time to time be  established  by the Board of
Directors. Redemptions shall be made at then current net asset value.

                                    ARTICLE X

                               GENERAL PROVISIONS

          Section 1.     Dividends.  Dividends upon the capital  stock  of   the
Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared  by the Board of  Directors  at any regular or special  meeting, pursuant  to law.  Dividends  may be paid in cash,  in  property,  or in its own shares, subject to the provisions of the laws of Maryland and of the Articles of
Incorporation.

          Section 2.     Reserve Fund.  Before  payment of any dividend,   there
may be set aside out of any funds of the  Corporation  available  for  dividends such  sum or  sums as the  directors  from  time  to  time,  in  their  absolute discretion,  think  proper  as a  reserve  fund  to meet  contingencies,  or for equalizing  dividends,  or for  repairing  or  maintaining  any  property of the
Corporation, or for such other purpose as the directors shall think conducive to the  interests of the  Corporation,  and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 3.     Annual  Statement.  The President or  a  Vice-President
or the  Treasurer  shall  prepare  or cause to be  prepared  annually a full and correct  statement of the affairs of the Corporation,  including a balance sheet and a financial  statement of operations  for the preceding  fiscal year,  which shall be  submitted  at the annual  meeting of  stockholders  and shall be filed within twenty days thereafter at the principal  office of the Corporation in the
State of Maryland.

                                       19

          Section 4.     Checks.  All checks, drafts, and orders for the payment
of money,  notes and other evidences of indebtedness,  issued in the name of the
Corporation  shall  be  signed  by such  officer  or  officers  as the  Board of
Directors may from time to time designate.

          Section 5.     Fiscal Year.  The fiscal year of the Corporation  shall
be fixed by resolution of the Board of Directors.

          Section 6.     Seal.  The  corporate   seal   shall   have   inscribed
thereon the name of the Corporation,  the year of its organization and the words
“Corporate  Seal,  Maryland.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 7.     Stock Ledger.  The  transfer  agent of the  Corporation
shall  maintain at its office an original stock ledger and, at such other of its offices as it shall deem  appropriate,  duplicate stock ledgers,  containing the names and addresses of all  stockholders  and the number of shares of each class held by each stockholder.  Such stock ledger may be in written form or any other form capable of being  converted into written form within a reasonable  time for visual inspection.

                                   ARTICLE XI

                                   AMENDMENTS

          Section 1.     Board of Directors  Amendments.  The Board of Directors
shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such  special  meeting,  to alter or repeal any bylaws of the Corporation and to make new bylaws;  provided,  however,  that the  Board of  Directors  shall  not  alter or  repeal  any  bylaws  made by the stockholders, except as may be provided in such bylaws.

          Section 2.     Stockholder  Amendments.  The  stockholders  shall have
the power,  at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the Corporation and to make new bylaws; provided, however, that, in such case in addition  to any vote of the  holders  of any  class or  series of stock of this
Corporation  required by law or by these  bylaws,  the  affirmative  vote of the holders  of at  least  eighty  (80%)  of the  voting  power  of all of the  then outstanding  shares of the  capital  stock of the  Corporation  entitled to vote generally in the election of directors, voting together as a single class, shall

                                       20

be required to alter or repeal any provision of the bylaws of the Corporation or to make new bylaws.

                                       21